Exhibit 10.18(j)

December 27, 2010

Fujitsu Semiconductor Limited

Nomura Shin-Yokohama Building

2-10-23 Shinyokohama, Kohoku-ku, Yokohama

Kanagawa 222-0033, Japan

Subject:	Extension of the Amended and Restated Foundry Agreement

Reference:	Amended and Restated Foundry Agreement, dated September 28, 2006

To Whom It May Concern:

As you know:

(1) From December 27, 2010 Nihon Spansion Trading Limited (“PSKK”) will begin doing business with Fujitsu Semiconductor Limited, formerly named Fujitsu Microelectronics Limited (“FSL”) under the Amended and Restated Foundry Agreement, dated September 28, 2006, and as amended, supplemented or otherwise modified, between PSKK (as successor in interest to Nihon Spansion Limited who in turn was successor in interest to Spansion Japan Limited) and FSL (as successor in interest to Fujitsu Limited) (the “Foundry Agreement”),

(2) PSKK and FSL have agreed to extend the term of the Foundry Agreement and to amend certain terms thereof effective January 1, 2011 (the Effective Date).

Accordingly, the parties hereby agree as follows:

1. Amendments to Foundry Agreement. From and after the Effective Date PSKK and FSL agree that the Foundry Agreement shall be amended as follows:

(i) the Term of the Foundry Agreement shall be extended to December 31, 2015, and

(ii) notwithstanding anything to the contrary set forth in Sections 2.6.1 through 2.6.6 of the Foundry Agreement, Exhibit K as previously amended is hereby deleted in its entirety and shall be restated as set forth in Exhibit K attached hereto. Except as otherwise expressly provided in Exhibit K, the Subsequent Period Remedies for each Quarter of the calendar years 2011 through 2015 shall remain as set forth in Sections 2.2. and 2.3 and Exhibit J of the Foundry Agreement.

2. Miscellaneous.

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All notices under this letter agreement to FSL shall be sent to Toshikimi Hanaoka at toshikimi.hanaoka@jp.fujitsu.com; and (ii) to PSKK shall be sent to Pierre Claverie at pierre.claverie@spansion.com.

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Unless otherwise defined herein, capitalized terms used in this letter agreement shall have the same meaning as those set forth in the Foundry Agreement. The parties agree that except as amended in the manner specified above, all remaining provisions of the Foundry Agreement shall continue in full force and effect and shall apply to this letter agreement.

•	This letter agreement shall be made effective on the Effective Date.

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This letter agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of such counterparts will constitute one agreement. To facilitate execution of this letter agreement, the parties may deliver counterparts of the executed signature pages by facsimile or by digitally scanned signature delivered electronically, and the delivery thereof shall be considered to be the delivery of an original.

If you agree to these terms, please have an authorized representative of your company sign below, then scan the signed letter and return it to Spansion via electronic delivery to james.ashby@spansion.com.

Sincerely,

NIHON SPANSION TRADING LIMITED

By:	/s/ Carmine R. Renzulli
Name:	Carmine R. Renzulli
Title:	Director

Agreed To And Accepted:

FUJITSU SEMICONDUCTOR LIMITED

By:	/s/ Makoto Goto
Name:	Makoto Goto
Title:	Corporate Senior Vice President
Date:	December 27, 2010

EXHIBIT K

Subsequent Period Commitment and Subsequent Period Price for Calendar Years 2011 to 2015

	CY2011	CY2012	CY2013	CY2014	CY2015
Wafers per Quarter	12K	9K	9K	6K	6K
Price per Wafer (Japan¥)	56,000	55,000	55,000	55,000	55,000

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